Exhibit 10.48

PROMISSORY NOTE

$                                                                                                                                                                                                               Date: ______ __, 2010

For value received, Sunovia Energy Technologies, Inc., a Nevada corporation (the “Borrower”), at 6408 Parkland Drive, Suite 104 Sarasota, Florida,  promises to pay to the order of the below specified “Lender” and address, or at such other place as the Lender may designate in writing, the sum of $_______ , in two years, on _____________, 20__.

If any payment obligation under this Note is not paid when due, the Borrower promises to pay all costs of collection, including reasonable attorney fees, whether or not a lawsuit is commenced as part of the collection process. Interest shall be paid monthly at a rate of 10% annually until maturity.

All payments of principle and interest on this Note shall be paid in the legal currency of the United States.  Borrower waives presentment for payment, protest, and notice of protest and nonpayment of this Note.

No renewal or extension of this Note, delay in enforcing any right of the Lender under this Note, or assignment by Lender of this Note shall affect the liability of the Borrower.

This Note shall be construed in accordance with the laws of the State of Florida.

Signed this _____ day of ___________, 2010

BORROWER:	LENDER:

Sunovia Energy Technologies, Inc.

By:	By:

6408 Parkland Drive, Suite 104
Sarasota, Fl 34243	Street Address